 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 20, 2025, relating to the consolidated financial statements as of December 31, 2024, which appears in the Annual Report on Form 10-K of Quantum Computing Inc. for the year ended December 31, 2024. We also consent to the refence to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

San Jose, California

July 28, 2025